Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87553, 333-95279, 333-95933, 333-36228, 333-40476, 333-44418, 333-51504, 333-63080, 333-81776, and 333-123861) of Critical Path, Inc. of our report dated March 30, 2006, except for the effects of discontinued operations as discussed in Note 16 to the consolidated financial statements, as to which the date is March 25, 2008 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 31, 2008